BUSINESS FINANCING MODIFICATION AGREEMENT
(Third Amendment to Business Financing Agreement)

This Business Financing Modification Agreement is entered into as of March 5, 2018, by and among Glowpoint, Inc. a Delaware corporation (“Glowpoint”), GP Communications, LLC, a Delaware limited liability company (“GP Communications” and together with Glowpoint, individually and collectively, jointly and severally, “Borrower”), and Western Alliance Bank, an Arizona corporation (“Lender”).

1. DESCRIPTION OF EXISTING INDEBTEDNESS: Among other indebtedness which may be owing by Borrower to Lender, Borrower is indebted to Lender pursuant to, among other documents, a Business Financing Agreement, dated July 31, 2017, by and between Borrower and Lender, as has been and may be further amended from time to time (the “Business Financing Agreement”). Capitalized terms used without definition herein shall have the meanings assigned to them in the Business Financing Agreement.

Hereinafter, all indebtedness owing by Borrower to Lender shall be referred to as the “Indebtedness” and the Business Financing Agreement and any and all other documents executed by Borrower in favor of Lender shall be referred to as the “Existing Documents.”

2. DESCRIPTION OF CHANGE IN TERMS.

A. Modifications to Business Financing Agreement:

i. Section 1.4(b). The first sentence of Section 1.4(b) is amended and restated in its entirety and replaced with the following:

At Lender’s option, Lender may either (i) transfer all Collections deposited into the Collection
Account to Borrower’s Account, or (ii) apply the Collections deposited into the Collection Account to the outstanding Account Balance, in either case, within three business days of the date received; provided that (i) if at any time Remaining Months Liquidity is less than six (6) or (ii) upon the occurrence and during the continuance of any Default, Lender may apply all Collections to the Obligations in such order and manner as Lender may determine.

ii. Section 4.10. Section 4.10 is hereby amended to delete the phrase “fiscal year 2018” and insert “fiscal years 2018 and 2019” in lieu thereof.

iii. Section 4.14(g). The following sentence is added to the end of Section 4.14(g):

In addition to the foregoing, if at any time Remaining Months Liquidity is less than six (6), prior to each Advance, a borrowing base certificate, in form and substance satisfactory to Lender, setting forth Eligible Receivables and Receivable Amounts thereof as of such time.

iv. Section 4.14(h). The following sentence is added to the end of Section 4.14(h):

In addition to the foregoing, if at any time Remaining Months Liquidity is less than six (6), prior to each Advance, a detailed aging of Borrower’s Receivables by invoice or a summary aging by account debtor, together with payable aging, inventory analysis (if applicable), deferred revenue report (if applicable), and such other matters as Lender may request.

v. Section 4.18(a). Section 4.18(a) is amended and restated in its entirety and replaced with the following:

(a) Minimum Liquidity, not at any time less than (i) from the Third Amendment Date through December 31, 2018, $1,000,000, (ii) from January 1, 2019 through February 28, 2019, $700,000, and (iii) from and at all times after March 1, 2019, $600,000.

vi. Section 4.18(b). Section 4.18(b) is amended by inserting the following words to the beginning thereof:

“Until such time as the Non-Formula Amount is zero,”

vii. Section 4.18(c). Section 4.18(c) is amended and restated in its entirety and replaced with the following:

(c) [Reserved].

viii. Section 4.19. Section 4.19 is amended and restated in its entirety and replaced with the following:

4.19 Not make or contract to make, without Lender’s prior written consent, capital expenditures, including leasehold improvements, in any fiscal year in excess of $50,000 or incur liability for rentals of property (including both real and personal property) in an amount which, together with capital expenditures, shall in any fiscal year exceed such sum; provided however, that the foregoing limit shall be increased to $300,000 for Borrower’s fiscal year 2017, $1,200,000 for Borrower’s fiscal year 2018, and $100,000 for Borrower’s fiscal year 2019, respectively.

ix. Section 12.1. The following term and its definition is amended and restated in its entirety and replaced with the following:

“Finance Charge Percentage” means a floating rate per year equal to the Prime Rate plus two and one-quarter percentage points (2.25%) plus an additional five percentage points (5.0%) during any period that an Event of Default has occurred and is continuing.

x. Section 12.1. The following terms and their respective definitions are hereby added to Section 12.1, in appropriate alphabetical order, as follows:

“EBDA” means earnings before depreciation expense and amortization expense, all as determined in accordance with GAAP.

“Liquidity” means the sum of (i) Borrower’s unrestricted cash and Cash Equivalents maintained with Lender, minus (ii) the aggregate outstanding Advances under the Non-Formula Amount, plus (iii) (A) the lesser of (x) the Credit Limit or (y) the Borrowing Base minus (B) the total amount of the outstanding Advances (including deemed Advances with respect to the Letter of Credit Sublimit and the total amount of the Cash Management Sublimit).

“Remaining Months Liquidity” is the number resulting from dividing (a) Liquidity by (b) the sum of (i) Borrower’s EBDA, plus (ii) non-cash expenses related to stock compensation activities, plus (iii) non-cash impairment of goodwill and other intangible assets, minus (iv) unfinanced capital expenditures or capitalized software costs, minus (v) principal payments paid or payable onall indebtedness (including capital lease obligations) other than the Obligations, in each case for the average of the three (3) months most recently ended.

“Third Amendment Date” is March 5, 2018.

xi. Section 12.1. The following terms and their respective definitions are hereby deleted from Section 12.1:

“Asset Coverage Ratio” “EBITDA”

xii. Exhibit A to the Business Financing Agreement is amended and restated in its entirety and replaced with Exhibit A attached hereto.

3. CONSISTENT CHANGES. The Existing Documents are each hereby amended wherever necessary to reflect the changes described above.

4. PAYMENT OF DOCUMENTATION EXPENSES. Borrower shall pay to Lender all of Lender’s invoiced costs and expenses incurred in connection with the amendment and modification of the Business Financing Agreement (the “Modification Expenses”).

5. NO DEFENSES OF BORROWER/GENERAL RELEASE. Borrower agrees that, as of this date, it has no defenses against the obligations to pay any amounts under the Indebtedness. Borrower (“Releasing Party”) acknowledges that Lender would not enter into this Business Financing Modification Agreement without Releasing Party’s assurance that it has no claims against Lender or any of Lender’s officers, directors, employees or agents. Except for the obligations arising hereafter under this Business Financing Modification Agreement and the Business Financing Agreement, Releasing Party releases Lender, and each of Lender’s and entity’s officers, directors and employees from any known or unknown claims that Releasing Party now has against Lender of any nature, including any claims that Releasing Party, its successors, counsel, and advisors may in the future discover they would have now had if they had known facts not now known to them, whether founded in contract, in tort or pursuant to any other theory of liability, including but not limited to any claims arising out of or related to the Agreement or the transactions contemplated thereby. Releasing Party waives the provisions of California Civil Code section 1542, which states:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER, MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

The provisions, waivers and releases set forth in this section are binding upon Releasing Party and its shareholders, agents, employees, assigns and successors in interest. The provisions, waivers and releases of this section shall inure to the benefit of Lender and its agents, employees, officers, directors, assigns and successors in interest. The provisions of this section shall survive payment in full of the Obligations, full performance of all the terms of this Business Financing Modification Agreement and the Agreement, and/or Lender’s actions to exercise any remedy available under the Agreement or otherwise.

6. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Indebtedness, Lender is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Documents. Except as expressly modified pursuant to this Business Financing Modification Agreement, the terms of the Existing Documents remain unchanged and in full force and effect. Lender’s agreement to modifications to the existing Indebtedness pursuant to this Business Financing Modification Agreement in no way shall obligate Lender to make any future modifications to the Indebtedness. Nothing in this Business Financing Modification Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Lender and Borrower to retain as liable parties all makers and endorsers of Existing Documents, unless the party is expressly released by Lender in writing. No maker, endorser, or guarantor will be released by virtue of this Business Financing Modification Agreement. The terms of this paragraph apply not only to this Business Financing Modification Agreement, but also to any subsequent Business Financing modification agreements.

7. CONDITIONS. The effectiveness of this Business Financing Modification Agreement is conditioned upon payment of the Modification Expenses.

8. NOTICE OF FINAL AGREEMENT. BY SIGNING THIS DOCUMENT EACH PARTY REPRESENTS AND AGREES THAT: (A) THIS WRITTEN AGREEMENT AND THE EXISTING DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES, (B) THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES, AND (C) THIS WRITTEN AGREEMENT AND THE EXISTING DOCUMENTS MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR UNDERSTANDINGS OF THE PARTIES.

[Signature Page Follows]

9. COUNTERSIGNATURE. This Business Financing Modification Agreement shall become effective only when executed by Lender and Borrower.

BORROWER:         LENDER:

GLOWPOINT, INC.         WESTERN ALLIANCE BANK, an Arizona
corporation

By:     /s/ David Clark                    By:     /s/ Joshua Converse
Name:     David Clark                    Name:     Joshua Converse
Title:    CFO                        Title:     VP

GP COMMUNICATIONS, LLC

By: Glowpoint, Inc., its Managing Member

By:     /s/ David Clark
Name:     David Clark
Title:    CFO

EXHIBIT A
COMPLIANCE CERTIFICATE

TO:        WESTERN ALLIANCE BANK, an Arizona corporation (the "Lender")
FROM:        GLOWPOINT, INC., a Delaware corporation, and GP COMMUNICATIONS, LLC, a Delaware limited liability company (individually and collectively, the "Borrower")

The undersigned authorized officer of GLOWPOINT, INC., on behalf of each Borrower, hereby certifies that in accordance with the terms and conditions of the Business Financing Agreement between Borrower and Lender (the “Agreement”), (i) Borrower is in complete compliance for the period ending with all required covenants except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true and correct as of the date hereof. Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required		Complies

Monthly financial statements and Compliance Certificate	Monthly within 30 days		Yes No

Annual consolidated financial statements (CPA-audited)	FYE within 180 days		Yes No

10-Q, 10-K and 8-K	Upon filing		Yes No

A/R & A/P Agings, Borrowing Base Certificate, Deferred Revenue Report	Within 5 days of the 15th and last day of each month*		Yes No
* If at any time Remaining Months Liquidity is less than six (6), also prior to each Advance

Annual financial projections (Board-approved)	FYE within 30 days		Yes No

Reporting Covenant	Required	Actual	Complies

Minimum Liquidity	*See below	$_____	Yes No

*not at any time less than (i) from the Third Amendment Date through December 31, 2018, $1,000,000, (ii) from January 1, 2019 through February 28, 2019, $700,000, and (iii) from and at all times after March 1, 2019, $600,000.

Unrestricted Cash with Lender	*See below	$_____	Yes No

*until such time as the Non-Formula Amount is zero, an amount of not less than the sum of (i) $200,000 plus (ii) the aggregate amount of outstanding Advances under the Non-Formula Amount.

Performance to Plan (Minimum Trailing 3-Month Revenue)	80% of Plan	_____% of Plan	Yes No

Comments Regarding Exceptions: See Attached.	BANK USE ONLY
Received By:
Sincerely,		AUTHORIZED SIGNER
Date:
SIGNATURE	Verified:
AUTHORIZED SIGNER
TITLE	Date:
	Compliance Status		Yes No
DATE